UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

(RULE 14a-1)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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ALEXANDER’S, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALEXANDER’S, INC.

Notice of

Annual Meeting

of Stockholders

and

Proxy Statement

❖

2 0 1 9

ALEXANDER’S, INC.

210 Route 4 East

Paramus, New Jersey 07652

Notice of Annual Meeting of Stockholders

to Be Held on May 16, 2019

To our Stockholders:

The 2019 Annual Meeting of Stockholders of Alexander’s, Inc., a Delaware corporation (the “Company” or “Alexander’s”), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 16, 2019, beginning at 10:00 A.M., local time, for the following purposes:

(1) To elect two persons to the Board of Directors of the Company. Each person elected will serve for a term of three years and until his or her respective successor is duly elected and qualified.

(2) To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors of the Company has fixed the close of business on March 18, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

Please review the accompanying Proxy Statement and proxy card. Whether or not you plan to attend the meeting, your shares should be represented and voted. You may authorize your proxy by the Internet or by touch-tone phone as described on the proxy card. Alternatively, you may wish to sign the proxy card and return it in accordance with the instructions included with the proxy card. You may revoke your proxy by (1) executing and submitting a later-dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our office at 888 Seventh Avenue, New York, New York 10019, or (4) attending the Annual Meeting and voting in person. To be effective, these later-dated proxy cards, proxies authorized via the Internet or telephone, or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 15, 2019.

By Order of the Board of Directors,

Alan J. Rice

Secretary

April 5, 2019

ALEXANDER’S, INC.

210 Route 4 East

Paramus, New Jersey 07652

PROXY STATEMENT

Annual Meeting of Stockholders

to Be Held on May 16, 2019

The accompanying proxy is being solicited by the Board of Directors (the “Board”) of Alexander’s, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), for use at the 2019 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 16, 2019, beginning at 10:00 A.M., local time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 210 Route 4 East, Paramus, New Jersey 07652. Our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card or voting instruction card and our 2018 Annual Report, are being distributed and made available on or about April 5, 2019.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders on the Internet. Accordingly, a notice of Internet availability of proxy materials will be mailed on or about April 5, 2019 to our stockholders of record as of the close of business on March 18, 2019. Stockholders will have the ability (1) to access the proxy materials, free of charge, on a website referred to in the notice or (2) request a printed set of the proxy materials be sent to them, by following the instructions in the notice. You will need your 12-digit control number that is included with the notice mailed on or about April 5, 2019 to vote your shares. If you have not received a copy of this notice, please contact our investor relations department at 201-587-8541 or send an e-mail to ircontact@alx-inc.com. If you wish to receive a hard copy of these materials, you may request them at www.proxyvote.com or by dialing 1-800-579-1639 and following the instructions at that website or phone number.

How do you vote?

You may vote in person at the Annual Meeting or you may authorize a proxy over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning a proxy card. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later-dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our office at 888 Seventh Avenue, New York, New York 10019, or (4) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. To be effective, later-dated proxy cards, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 15, 2019.

If you hold your common shares in “street name” (that is, through a bank, broker or other nominee), your nominee will not vote your shares unless you provide instructions to your nominee on how to vote your shares. You should instruct your nominee how to vote your shares by following the directions provided by your nominee.

We will pay the cost of soliciting proxies. We have hired MacKenzie Partners, Inc. to solicit proxies at a fee not to exceed $5,000. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and we may reimburse them for their expenses in so doing. If you hold shares in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your nominee, which you must follow in order to have your proxy authorized or you may contact your nominee directly to request these instructions.

Who is entitled to vote?

Only stockholders of record as of the close of business on March 18, 2019 are entitled to notice of, and to vote at, the Annual Meeting. We refer to this date as the “record date.” On that date, 5,107,290 common shares, par value $1.00 per share (“Shares”), were outstanding. Holders of Shares as of the record date are entitled to one vote per share on each matter properly presented at the Annual Meeting.

How do you attend the meeting in person?

If you would like to attend the Annual Meeting in person, you will need to bring an account statement or other acceptable evidence of ownership of your Shares as of the close of business on the record date. If you hold Shares in street name and wish to vote in person at the Annual Meeting, you will need to contact your bank, broker or other nominee and obtain a proxy from your nominee and bring it to the Annual Meeting. Directions to attend the Annual Meeting and vote in person are available upon request to the Secretary of the Company at its offices.

How will your votes be counted?

The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Any proxy, properly executed and submitted, will be voted as directed and, if no direction is given, will be voted as recommended by the Board of Directors in this Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting. A broker non-vote and any proxy marked “withhold authority” or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of directors or the ratification of the appointment of our independent registered public accounting firm.

The election of each of our nominees for director requires a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires a majority of the votes cast at the Annual Meeting.

It is the Company’s understanding that Interstate Properties (“Interstate”), a New Jersey general partnership (an owner of shopping centers and an investor in securities and partnerships), Interstate’s general partners, and Vornado Realty Trust (“Vornado”), who, as of March 18, 2019, own, in the aggregate, approximately 59% of the outstanding Shares, will vote (1) for the approval of the election of the nominees listed in this Proxy Statement for directors, and (2) for the ratification of the appointment of the Company’s independent registered public accounting firm, and, therefore, it is likely that these matters will be approved.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently has seven members. Our Bylaws provide that our directors are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of directors is elected at each Annual Meeting to hold office for a term of three years (until the applicable Annual Meeting of Stockholders in that third year) and until their respective successors have been duly elected and qualified.

Unless otherwise directed in the proxy, each of the persons named in the attached proxy will vote such proxy for the election of the two nominees listed below as Class I directors. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternative nominee who will be nominated by the Board. Alternatively, the Board may reduce the size of the Board and the number of nominees. Proxies may be voted only for the nominees named or such alternates. We do not currently anticipate that any nominee for directors will be unable to serve as a director.

The Board of Directors recommends that stockholders vote “FOR” approval of the election of the nominees listed below to serve as Class I directors until 2022 and until their respective successors have been duly elected and qualified.

Under our Bylaws, the affirmative vote of a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, if a quorum is present, is sufficient to elect a director. Proxies marked “withhold authority” will be counted for the purpose of determining the presence of a quorum but will have no effect on the result of the vote. A broker non-vote will have no effect on the result of the vote.

The following table sets forth the nominees (both of whom are presently members of the Board) and other present members of the Board who will continue on the Board following the Annual Meeting, together with a brief biography for each such person and the year in which the person became a director of the Company.

Name	Age	Principal Occupation and, if Applicable, Present Position with the Company	Year Term Will Expire	Year First Appointed or Elected as Director

Nominees for Election to Serve until the Annual Meeting in 2022 (CLASS I)

Steven Roth	77	Chief Executive Officer of the Company since March 1995; Chairman of the Board of Directors of the Company since May 2004; Chairman of the Board of Vornado since 1989, its Chief Executive Officer since April 2013 and from 1989 to 2009; a trustee of Vornado since 1979; Managing General Partner of Interstate; a trustee of Urban Edge Properties (a real estate investment trust) since January 2015; a director of J. C. Penney Company, Inc. (a retailer) from 2011 to 2013 and a director of Toys “R” Us, Inc. (a retailer) from 2005 to 2011	2022	1989

Wendy A. Silverstein	58	Chief Investment Officer—Real Estate for WeWork Companies, Inc. since August 2018; Chief Executive Officer of New York REIT, Inc. from March 1, 2017 until July 2018; Member of the Board of Directors of New York REIT, Inc. from February 2017 to July 2018; Consultant to Winthrop REIT Advisors LLC from 2016 until March 2017; Executive Vice President and Co-Head of Capital Markets and Acquisitions of Vornado from April 1998 until April 1, 2015; a director of Toys “R” Us, Inc. from 2005 until February 1, 2019; a Director of TPG RE Finance Trust, Inc. (a publicly-traded real estate company) since July 2017	2022	2015

Present Directors Elected to Serve until the Annual Meeting in 2020 (CLASS II)

Thomas R. DiBenedetto	69	President of Boston International Group, Inc. (an investment management firm) since 1983; President of Junction Investors Ltd. (an investment management firm) since 1992; Chairman of the Board of Jefferson Waterman International (a business intelligence firm) since 1997; Managing Director of Olympic Partners (a real estate investment firm) since 1984	2020	1984

Russell B. Wight, Jr.	79	A general partner of Interstate since 1968; a trustee of Vornado since 1979	2020	1995

Present Directors Elected to Serve until the Annual Meeting in 2021 (CLASS III)

David M. Mandelbaum	83	A member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1960; a general partner of Interstate since 1968; a trustee of Vornado since 1979	2021	1995

Arthur I. Sonnenblick	87	Formerly a Senior Managing Director of Cushman & Wakefield Sonnenblick Goldman (a real estate firm) or a predecessor company from January 1996 to December 2012	2021	1984

Dr. Richard R. West	81	Dean Emeritus, Leonard N. Stern School of Business, New York University; Professor from September 1984 until September 1995 and Dean from September 1984 until August 1993; prior thereto, Dean of the Amos Tuck School of Business Administration at Dartmouth College; a trustee of Vornado since 1982	2021	1984

We are not aware of any family relationships among any directors or executive officers of the Company or persons nominated or chosen by the Company to become directors or executive officers.

For information about other relationships among directors or our executive officers, please see “Certain Relationships and Related Transactions” below.

Corporate Governance

Our Shares are listed for trading with The New York Stock Exchange, Inc. (the “NYSE”) and we are subject to the NYSE’s Corporate Governance Standards. However, because more than 51% of our Shares are owned by a “group” consisting of Interstate and Vornado, as well as Interstate’s general partners, the Company is a “controlled” company and therefore is exempt from some of the NYSE Corporate Governance Standards. In the Company’s case, this means, among other things, that we are not required to have a nominating committee or, even though our Compensation Committee and Board meet these requirements, that we have a fully independent Compensation Committee or that a majority of directors be independent under the NYSE rules.

The Board has determined that Messrs. DiBenedetto, Mandelbaum, Ms. Silverstein, Messrs. Sonnenblick and Wight and Dr. West are independent for the purposes of the NYSE Corporate Governance Standards. Accordingly, six out of our seven directors are independent. The Board reached this conclusion after considering all applicable relationships between or among such directors and the Company or management of the Company. These relationships are described in the section of this Proxy Statement entitled “Certain Relationships and Related Transactions.” The Board further determined that such directors meet all of the “bright-line” requirements of the NYSE Corporate Governance Standards as well as the categorical standards adopted by the Board in our Corporate Governance Guidelines.

As part of its commitment to good corporate governance, the Board of Directors has adopted the following committee charters and policies:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Corporate Governance Guidelines (Attached as Annex A)

•	Code of Business Conduct and Ethics

We have made available on our website (www.alx-inc.com) copies of these charters, guidelines and policies. We will post any future changes to these charters, guidelines or policies to our website and may not otherwise publicly file such changes. Our regular filings with the SEC and our directors’ and executive officers’ filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, are also available on our website. In addition, copies of these charters, guidelines and policies are available free of charge from the Company upon written request. Requests should be sent to our investor relations department at our principal executive office.

The Code of Business Conduct and Ethics applies to all of our directors, executives and other employees.

Committees of the Board of Directors

The Board has an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

The Board held six meetings during 2018. Each director attended at least 75% of the meetings of the Board and all committees on which he or she served during 2018.

In addition to full meetings of the Board, non-management, independent directors met six times in sessions without members of management present. During these meetings, the independent directors selected their own presiding member.

Executive Committee

The Executive Committee possesses and may exercise all the authority and powers of the Board in the management of the business and affairs of the Company, except those reserved to the Board by the Delaware General Corporation Law. The Executive Committee consists of three members: Messrs. Roth and Wight and Dr. West. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2018.

Audit Committee

The Audit Committee, which held four meetings during 2018, consists of three members, Messrs. DiBenedetto and Sonnenblick and Dr. West. The Board has determined that these three directors are independent for the purposes of the NYSE Corporate Governance Standards, that they meet the additional requirements of independence for serving on the Audit Committee in accordance with the rules and regulations promulgated by the SEC and that they meet the financial literacy standards of the NYSE. Dr. West is the Chairman of the Audit Committee.

In addition, at all times at least one member of the Audit Committee has met the NYSE standards for financial management expertise. The Board has determined that Dr. West is qualified to serve as an “audit committee financial expert,” as defined by SEC Regulation S-K, and thus has at least one such individual serving on its Audit Committee. The Board reached this conclusion based on his relevant experience, as described above under “Proposal 1: Election of Directors.”

The Audit Committee’s purposes are to: (i) assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in the Company’s annual Proxy Statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of each Annual Report on Form 10-K, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on

Form 10-Q and annually auditing the effectiveness of our internal control over financial reporting, and other procedures. The Board has adopted a written Audit Committee Charter.

Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.alx-inc.com). This means of contact should not be used for solicitations or communications with us of a general nature.

Compensation Committee

The Compensation Committee is responsible for establishing the terms of the compensation of executive officers. The Committee consists of two independent members, Dr. West, as Chairman, and Mr. DiBenedetto. The Compensation Committee met once in 2018.

From time to time, the Compensation Committee consults with one or more executive compensation experts. No compensation consultants were engaged by the Compensation Committee or the Company during 2018.

Selection of Directors

The Board is responsible for selecting the nominees for election to our Board. The members of the Board may, in their discretion, work or otherwise consult with members of management of the Company in selecting nominees. The Board evaluates nominees, including stockholder nominees (see “Advance Notice for Stockholder Nominations and Stockholder Proposals”), by considering, among others, the criteria set out in the Company’s Corporate Governance Guidelines. Our Board believes that our current leadership structure is appropriate.

Criteria and Diversity

In considering whether to recommend any candidate for election or re-election as a director, including candidates recommended by stockholders, the Board will apply the criteria set forth in our Corporate Governance Guidelines and considers criteria including:

•	personal abilities and skills;

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and understanding of our industry, other industries relevant to our business and the communities in which we do business;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills with those of other directors in building a Board that is effective and responsive to the needs of the Company; and

•	diversity of viewpoints, experience and other demographics.

Accordingly, in consideration with many other factors, the Board selects nominees with a broad diversity of abilities, experience, professions, skills and backgrounds. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of members of our Board of Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

We believe our current nominees for the Board of Directors and the other members of our Board collectively have the abilities, skills and experience to create a board that is well-suited to oversee the management of our Company. Each member has the integrity, business judgment and commitment to our Board and our shareholders that comprise essential characteristics for a director of Alexander’s. Our directors also bring to the Board highly developed skills in diverse areas such as finance and investing, accounting, law and the operation of real estate companies and are recognized leaders in their respective fields. In addition, members of the Board have diverse views and experiences that strengthen their ability to guide our Company. In addition, all of our directors have extensive experience serving on the boards, and/or being at the most senior management level, of other public or private organizations. More specifically, each of our directors has extensive experience in the real estate industry generally, and with Alexander’s specifically, and is skilled in the investment in and operation of real estate or real estate companies. Dr. West brings extensive experience in financial and accounting oversight. Messrs. DiBenedetto, Roth and Sonnenblick each has experience leading other companies. Messrs. DiBenedetto, Mandelbaum, Roth, Sonnenblick and Wight and Ms. Silverstein have extensive real estate experience. Dr. West has had a lengthy career in academia and as a leader of prominent business schools. Mr. Mandelbaum has extensive legal experience. Messrs. DiBenedetto and Roth and Ms. Silverstein have extensive capital markets experience. Our Board greatly benefits from this robust and diverse set of abilities, skills and experience. For more detail concerning the experience of the members of our Board of Directors, please refer to the biographies of the members that are set forth above.

Leadership Structure

Currently, our Chairman of the Board, Steven Roth, also serves as our Chief Executive Officer. While our Board has determined that a majority of its members are independent for purposes of the listed company standards under the rules and regulations of the NYSE, we do not have an independent lead director. Our Board has determined that this leadership structure is appropriate in light of the circumstances affecting the Company, including its current activities and business strategy. Accordingly, the Board believes it has the best individual serving both roles.

The Board’s Role in Risk Oversight

While risk management is primarily the responsibility of the Company’s senior management team, the Board of Directors is responsible for the overall supervision of the Company’s risk management activities. The Board’s oversight of the material risks faced by our Company occurs at both the full Board level and at the committee level. The Board’s role in the Company’s risk oversight process includes regularly receiving reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization or in connection with other management-prepared assessments of risk to enable it to understand our risk identification, risk management and risk mitigation strategies. By “risk owner,” we mean that person or group of persons who is or are primarily responsible for overseeing a particular risk. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management and reports to the full Board its conclusions as a partial basis for further discussion by the full Board. This enables the Board and the applicable committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The Compensation Committee reviews our compensation program to ensure that it is not reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by our employees.

Attendance at Annual Meetings of Stockholders

All of our then serving directors were present at the 2018 Annual Meeting of Stockholders. We do not have a policy with regard to directors’ attendance at Annual Meetings of Stockholders.

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Persons wishing to contact the independent members of the Board should call (866) 233-4238. A recording of each phone call will be forwarded to one independent member of the Board who sits on the Audit Committee as well as to two members of management who may respond to any such call if a return number is provided. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.alx-inc.com).

PRINCIPAL SECURITY HOLDERS

The following table sets forth the number of Shares beneficially owned, as of March 18, 2019, by (i) each person who holds more than a 5% interest in the Company, (ii) directors of the Company, (iii) named executive officers of the Company and (iv) the directors and executive officers of the Company as a group.

Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of All Shares (1)(2)

Named Executive Officers and Directors

Steven Roth(3)	(4)	919,216	17.99%

Russell B. Wight, Jr.(3)(5)	(4)	966,240	18.91%

David Mandelbaum(3)	(4)	963,777	18.87%

Dr. Richard R. West	(4)	1,772	*

Arthur I. Sonnenblick	(4)	1,541	*

Thomas R. DiBenedetto	(4)	1,472	*

Wendy A. Silverstein	(4)	1,225	*

Matthew J. Iocco	(4)	—	*

All executive officers and directors as a group (eight persons)	(4)	1,346,107	26.30%

Other Beneficial Owners

Vornado Realty Trust(6)	(4)	1,654,068	32.39%

Interstate Properties(3)(6)	(4)	754,568	14.77%

Franklin Mutual Advisers, LLC(7)	101 John F. Kennedy Parkway Short Hills, NJ 07078	378,097	7.40%

The Vanguard Group(8)	100 Vanguard Blvd. Malvern, PA 19355	336,412	6.59%

*	Less than 1%.

(1)

Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares. Numbers and percentages in the table are based on 5,107,290 Shares outstanding as of March 18, 2019. Shares owned by each of Messrs. Roth, Wight, Mandelbaum, DiBenedetto and Sonnenblick and Dr. West include 1,472 Deferred Stock Units (as defined below) that were granted to each of them in their capacity as directors. All shares owned by Ms. Silverstein represent Deferred Stock Units that were granted to her in her capacity as director. Shares owned by all executive officers and directors as a group include an aggregate of 10,057 Deferred Stock Units. “Deferred Stock Units” are units of equity that are fully vested on the date of grant and are convertible into our Shares on a one-for-one basis; however, the Deferred Stock Units may not be converted into Shares or transferred until the departure of the applicable director from our Board. Dividends are payable on Deferred Stock Units.

(2)

The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date, pursuant to the conversion (upon departure from the Board of Directors) of Deferred Stock Units, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(3)

Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 754,568 Shares. These Shares are included in the number of Shares and the percentage of all Shares of Interstate, Messrs. Roth, Wight and Mandelbaum. These persons share investment power and voting power with respect to these Shares.

(4)	The address of such person(s) is c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652.

(5)

Includes 8,200 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 2,773 Shares owned by Mr. Wight’s children or 500 Shares owned by Mr. Wight’s spouse. Mr. Wight disclaims any beneficial interest in these Shares.

(6)

Interstate owns approximately 3% of the common shares of beneficial interest of Vornado. Interstate and its three general partners (Messrs. Roth, Mandelbaum and Wight, who are all directors of the Company and trustees of Vornado) own, in the aggregate, approximately 7% of the common shares of beneficial interest of Vornado. Interstate, its three general partners and Vornado own, in the aggregate, approximately 59% of the outstanding Shares of the Company. See “Certain Relationships and Related Transactions.”

(7)

Based on Amendment No. 18 to a Schedule 13G filed on January 30, 2019, Franklin Mutual Advisers, LLC has the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, these Shares.

(8)

Based on Amendment No. 7 to a Schedule 13G filed on February 14, 2019, The Vanguard Group has the sole power to vote or direct the vote of 6,713 Shares, shared power to vote or direct the vote of 2,879 Shares, sole power to dispose or direct the disposition of 329,018 Shares and shared power to dispose or direct the disposition of 7,394 Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of, and transactions in, our equity securities. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe there were no late filings under Section 16(a) by our directors, executive officers and 10% stockholders during 2018.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for decisions concerning the performance and compensation of our executive officers and administering our equity-based plans. As of December 31, 2018 and as of the date of this Proxy Statement, our executive officers are Steven Roth, Chief Executive Officer and Matthew J. Iocco, Chief Financial Officer (such persons being our “named executive officers” for 2018).

Overview of Compensation Philosophy and Program

We are managed by, and our properties are leased and developed by, Vornado, pursuant to agreements, which expire in March of each year, and are automatically renewable. We do not pay cash compensation to any of Vornado’s executive officers for services rendered. In lieu of cash compensation or other benefits and to align their interests with those of our stockholders, our Board has historically determined to compensate our named executive officers for their services to us only with equity-based compensation although we have not made any such awards in several years. As of the date of this Proxy Statement, there are no equity-based awards outstanding under our 2016 Omnibus Stock Plan to our named executive officers (other than in their capacity as directors).

Cash Compensation

None of our executive officers receives a salary or bonus or is otherwise compensated by the Company except Mr. Roth in his capacity as a director.

Equity Compensation

We adopted the Alexander’s, Inc. 2016 Omnibus Stock Plan (the “Plan”) in 2016 with the approval of our stockholders. Under the Plan, the Compensation Committee has the authority to grant to members of our management or Board options, restricted shares or units, stock appreciation rights, Deferred Stock Units and other equity-based compensation. In 2018, no equity-based compensation awards were granted to our named executive officers (other than Mr. Roth in his capacity as a director). As of the date of this Proxy Statement, there are no equity-based awards outstanding under the Plan to our named executive officers (other than Mr. Roth in his capacity as a director).

To the extent that equity-based awards are granted, grants are effective as of the date of approval by our Compensation Committee at the average of the high and low price of our Shares on the New York Stock Exchange on that date. The Company accounts for all stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718—Stock Compensation (“FASB ASC Topic 718”).

Role of Compensation Consultants

From time to time, we and the Compensation Committee consult with one or more executive compensation experts, and consider the compensation levels of other companies in our industry and other industries that compete for the same talent. Our compensation consultants did not participate in compensation decisions for the periods presented.

Employment Agreements, Change of Control and Severance Arrangements

There are no employment contracts or severance or change of control arrangements with any of our named executive officers.

Stock Ownership Guidelines

We have not established any policy regarding security ownership by management. In accordance with Federal securities law, we prohibit short sales by our officers of our equity securities.

2017 Non-binding Advisory Vote on Executive Compensation

At our 2017 Annual Meeting of Stockholders, our stockholders approved our non-binding advisory proposal on executive compensation by the affirmative vote of 89% of the shares cast on the proposal. The Compensation Committee believes that this result affirms our stockholders’ support of the Company’s approach to executive compensation. The Compensation Committee will continue to consider the level of stockholder approval to the Company’s advisory proposal on executive compensation when making future compensation decisions for our executive officers. Also at our 2017 Annual Meeting, our stockholders voted to next hold a non-binding advisory vote on executive compensation at our 2020 Annual Meeting of Stockholders, in accordance with stockholders’ approval to hold advisory votes on executive compensation every three years.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”) provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to such companies’ “covered employees,” which historically included the chief executive officer and up to three other most highly-compensated executive officers (excluding the chief financial officer) as of the end of any fiscal year which is not “qualified performance-based compensation,” as defined in Section 162(m). The Tax Cuts and Jobs Act, enacted on December 22, 2017, repealed the exclusion for qualified performance-based compensation under Section 162(m), effective January 1, 2018, except for compensation payable pursuant to a written binding contract in place before November 2, 2017 that is not materially modified thereafter, and added the chief financial officer to the group of covered employees. For 2018, we and the Compensation Committee complied with the limitations of Section 162(m) to the extent practicable and consistent with retaining, attracting and motivating the Company’s executive officers. However, to maintain flexibility in compensating executive officers in a manner designed to promote the goals of the Company and its stockholders, we have not adopted a policy that all executive compensation must be deductible. The limitations of Section 162(m) did not apply to the compensation we paid in recent years.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Alexander’s, Inc. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

The Compensation Committee of the Board of

Directors:

DR. RICHARD R. WEST

THOMAS R. DIBENEDETTO

EXECUTIVE COMPENSATION

Except for fees and equity awards received by Mr. Roth in his capacity as a director of the Company, the Company’s Chief Executive Officer and Chief Financial Officer (such persons being all of the Company’s executive officers during 2018) have not received compensation from, or on behalf of, the Company for services rendered as part of their duties as executives in 2018, 2017 and 2016.

The following table sets forth the compensation earned by the Company’s Chief Executive Officer and Chief Financial Officer for 2018, 2017 and 2016 (the “Covered Executives”). Biographical information for our current Chief Executive Officer and Chief Financial Officer is available in Part III to our Form 10-K for the year ended 2018, as filed with the SEC.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Equity Awards ($)(1)	All Other Compensation($)(2)	Total ($)

Steven Roth Chairman, Chief Executive Officer (Principal Executive Officer)	2018 2017 2016	— — —	56,250 56,250 56,250	99,741 95,154 94,880	155,991 151,404 151,130

Matthew J. Iocco Chief Financial Officer since May 2, 2017 (Principal Financial Officer since May 2, 2017)	2018 2017	— —	— —	— —	— —

(1)

The amounts presented in this column represent the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted for service as a member of the Company’s Board of Directors. The grant date fair value is the amount expensed in our consolidated financial statements. These amounts differ from the market value of the awards, which are based on the market price of our Shares on the date of grant, due to restrictions on transferability of the awards. For additional information, refer to footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC.

(2)

Amounts in this column reflect the annual retainers and meeting fees paid for service as a member of the Company’s Board of Directors and dividends paid on Deferred Stock Units. See “Compensation of Directors” for details of this amount.

Grants of Plan-Based Awards in 2018

In 2018, there were no grants of plan-based awards to our Covered Executives, except for awards granted to Mr. Roth in his capacity as a director.

On May 17, 2018, each of our directors, including Mr. Roth, was granted 195 Deferred Stock Units. The Deferred Stock Units fully vested on the date of grant and are convertible into Shares on a one-for-one basis; however, the Deferred Stock Units may not be converted into Shares or transferred until the departure of the applicable director from our Board.

The following table lists all grants of plan-based awards to the Covered Executives (in Mr. Roth’s capacity as a director) made in 2018 and their grant date fair value.

Name	Grant Date	All Other Share/Unit Awards: Number of Deferred Stock Units (#)	Grant Date Fair Value of Awards ($)(1)

Steven Roth	5/17/18	195	56,250

Matthew J. Iocco	—	—	—

(1)

The amount presented in this column represents the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718). The grant date fair value is the amount expensed in our consolidated financial statements. These amounts differ from the market value of the awards, which are based on the market price of our Shares on the date of grant, due to restrictions on transferability of the awards. For additional information, refer to footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC.

Outstanding Equity Awards at 2018 Year-End

As of December 31, 2018 and as of the date of this Proxy Statement, our Covered Executives had no outstanding equity-based awards that had not vested as of such date. See “Non-Qualified Deferred Compensation” for information on the outstanding vested awards granted to Mr. Roth in his capacity as a director.

Option Exercises and Stock Vested at 2018 Year-End

During the year ending December 31, 2018, none of our Covered Executives had any stock options or held any other equity that vested other than Deferred Stock Units awarded to Mr. Roth in his capacity as a director that were fully vested upon grant.

Name	Grant Date	Number of Shares of Stock that have Vested (#)	Aggregate Dollar Value of Shares of Stock that Have Vested ($)(1)

Steven Roth	5/17/18	195	75,171

Matthew J. Iocco	—	—	—

(1)	The entire vested amount has been deferred in the form of Deferred Stock Units as described in this Proxy Statement.

Pension Benefits

As of December 31, 2018 and as of the date of this Proxy Statement, the Company offered no plan that provides for payment of pension benefits to any Covered Executives.

Non-Qualified Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and balance for the Covered Executives for and at year-end 2018 in their capacity as directors:

Name	Type of Deferred Compensation Plan	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions	Aggregate Balance at 12/31/18 ($)(3)

Steven Roth	Deferred Stock Units	75,171	(132,061)	—	480,493

Matthew J. Iocco	—	—	—	—	—

(1)

Amounts in this column represent the market value of equity awards on the date of grant that were granted for service as a member of the Company’s Board of Directors. These amounts differ from the grant date fair value of the awards of $56,250 (calculated pursuant to FASB ASC Topic 718), which is impacted by restrictions on transferability of the award. The grant date fair value of the awards is reported in the Summary Compensation and Director Compensation tables.

(2)	The amount in this column primarily represents the decrease in the market value of Deferred Stock Units outstanding through December 31, 2018.

(3)	Amounts in this column represent the market value of Deferred Stock Units outstanding. Dividends are payable on Deferred Stock Units.

Potential Payments Upon Termination or Change in Control

Our named executive officers were not entitled to any payments or benefits upon a termination or in connection with a change in control of the Company.

Compensation and Risk

The Compensation Committee is of the opinion that our compensation program is not reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by our employees.

Equity Compensation Plan Information

The following table summarizes the status of the Company’s equity compensation plan at March 18, 2019.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	10,057	N/A	495,730

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	10,057	—	495,730

Pay Ratio Disclosure Rule

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd–Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Roth. Pursuant to SEC rules, we identified a “Median Employee” and compared such employee’s total compensation to that of Mr. Roth. As of December 31, 2018, the Company employed 70 persons. The applicable information is set forth below:

Median Employee total annual compensation	$48,620

PEO total annual compensation	$155,991

Ratio of PEO to Median Employee compensation	3.2:1.0

In determining the Median Employee, a listing was prepared of all employees as of December 31, 2018. Wages and salaries were annualized for those employees that were not employed for the full year of 2018. The Median Employee was selected from the annualized list.

Compensation of Directors

The Company’s directors receive the following compensation: (1) an annual cash retainer of $75,000; (2) an annual equity grant having a market value equal to approximately $75,000 on the date of grant (without regard to the impact of transfer restrictions); (3) an annual cash retainer for the Chair of the Audit Committee of $15,000; (4) an annual cash retainer for each member of the Audit Committee (other than the Chair) of $10,000; (5) an annual cash retainer for the Chair of any other Board committee (other than the Executive Committee) of $10,000; (6) an annual cash retainer for a member of each such other committee of $5,000; and (7) a meeting fee for each Board or committee meeting of $1,000. The annual equity grant is in the form of Deferred Stock Units. In 2018, each Director received 195 Deferred Stock Units. Deferred Stock Units vest on the date of grant and are convertible on a one-for-one basis into Shares, but may not be converted into Shares or transferred until the departure of the applicable Director from our Board. Dividends are payable on Deferred Stock Units. The following table sets forth the compensation for the members of the Company’s Board of Directors for 2018.

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)(1)	All Other Compensation ($)(2)	Fees Earned or Paid in Cash and Total Compensation ($)(3)

Steven Roth	75,000	56,250	24,741	155,991

Thomas R. DiBenedetto	101,000	56,250	24,741	181,991

David Mandelbaum	81,000	56,250	24,741	161,991

Wendy A. Silverstein	81,000	56,250	20,295	157,545

Arthur I. Sonnenblick	95,000	56,250	24,741	175,991

Richard R. West	111,000	56,250	24,741	191,991

Russell B. Wight, Jr.	80,000	56,250	24,741	160,991

(1)

The amounts presented in this column represent the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted in 2018. The grant date fair value is the amount expensed in our consolidated financial statements. These amounts differ from that set forth in the introductory paragraph above, which is based on the market price of our Shares on the date of grant, due to restrictions on transferability of the awards. For additional information, refer to footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC. For information concerning the aggregate equity awarded to our Directors under our 2016 Omnibus Stock Plan, please see Note 1 to the Principal Security Holders’ Table.

(2)	The amounts presented in this column represent the dividends paid on Deferred Stock Units.

(3)	Fees paid and awards granted to Mr. Roth are also reflected in the Summary Compensation Table.

Compensation Committee Interlocks and Insider Participation

The Company has a Compensation Committee consisting of Dr. West and Mr. DiBenedetto. There are no interlocking relationships involving the Company’s Board, which require disclosure under the executive compensation rules of the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which the Company and our significant stockholders, directors and our executive officers or their respective immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal and financial staff are primarily responsible for the development and implementation of processes and controls to obtain information from our significant stockholders, directors and executive officers with respect to related-person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our Proxy Statement. In addition, our Audit Committee reviews and approves or ratifies any related-person transaction that is required to be disclosed. The Committee, in the course of its review of a disclosable related-party transaction, considers: (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and (6) any other matters the Committee deems appropriate.

Relationship with Vornado

At March 18, 2019, Vornado owned approximately 32% of the Company’s outstanding Shares. We are managed by, and our properties are leased and developed by, Vornado, pursuant to the agreements described below, which expire in March of each year and are automatically renewable.

Steven Roth is the Chairman of the Board, Chief Executive Officer and a director of the Company, the Managing General Partner of Interstate, the Chairman of the Board of Trustees of Vornado and its Chief Executive Officer. At March 18, 2019, Mr. Roth, Interstate and its two other general partners, David Mandelbaum and Russell B. Wight, Jr. (who are also directors of the Company and trustees of Vornado) owned, in the aggregate, approximately 26% of the outstanding Shares of the Company, and approximately 7% of the outstanding common shares of beneficial interest of Vornado. Matthew J. Iocco, our Chief Financial Officer, is the Executive Vice President, Chief Accounting Officer and Principal Accounting Officer of Vornado.

Management and Development Agreements

Pursuant to our management and development agreement with Vornado, we pay Vornado an annual management fee equal to the sum of (i) $2,800,000, (ii) 2% of gross revenue from the Rego Park II shopping center, (iii) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue and (iv) $315,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue. Vornado is also entitled to a development fee of 6% of development costs, as defined.

Leasing and Other Agreements

Vornado also provides us with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by tenants. In the event third-party real estate brokers are used, the fees to Vornado increase by 1% and Vornado is responsible for the fees to the third-party real estate brokers. Vornado is also entitled to a commission upon the sale of any of our assets equal to 3% of gross proceeds, as defined, for asset sales less than $50,000,000 and 1% of gross proceeds, as defined, for asset sales of $50,000,000 or more.

We also have agreements with Building Maintenance Services, a wholly owned subsidiary of Vornado, to supervise (i) cleaning, engineering and security services at our Lexington Avenue property and (ii) security services at our Rego Park I and Rego Park II properties and The Alexander apartment tower.

During the year ended December 31, 2018, we incurred $2,800,000 in management fees, $125,000 in development fees, $13,000 in leasing fees and $4,101,000 in management, property management and other fees under our agreements with Vornado. At December 31, 2018, we owed Vornado $13,000 for leasing fees, $549,000 for management, property management and other fees, and $146,000 for development fees.

Relationship with Toys ‘R’ Us (“Toys”)

Our affiliate, Vornado, owned 32.5% of Toys as of December 31, 2018. On February 1, 2019, in connection with the Toys Chapter 11 bankruptcy, the plan of reorganization for Toys was declared effective and Vornado’s ownership in Toys was canceled and Toys’ Board of Directors was dissolved. Joseph Macnow, our Treasurer and Vornado’s Executive Vice President—Chief Financial Officer and Chief Administrative Officer, and Wendy A. Silverstein, a member of our Board of Directors, had served on Toys’ Board of Directors until that date. Also in connection with the Toys Chapter 11 bankruptcy, Toys rejected its 47,000 square foot lease at our Rego Park II shopping center effective June 30, 2018 and possession of the space was returned to us.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purposes are to (i) assist the Board of Directors (the “Board of Directors” or the “Board”) of Alexander’s, Inc. (the “Company”) in its oversight of (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual Proxy Statement. The function of the Audit Committee is oversight. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by the applicable listing standards of the New York Stock Exchange (the “NYSE”), as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that Dr. West is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing opinions as to the conformity of such consolidated financial statements with accounting principles generally accepted in the United States of America and as to the effectiveness of our internal control over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, which supersedes AU380. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate.

Based on the reports and discussions described in the preceding paragraph, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2018, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.

DR. RICHARD R. WEST

THOMAS R. DIBENEDETTO

ARTHUR I. SONNENBLICK

PROPOSAL 2: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. This selection is as a result of a process most recently undertaken in 2008 by which the Audit Committee and management solicited and received proposals from and met with and interviewed several other independent registered public accounting firms. The Audit Committee initiated this process after consultation with management because it determined that there were possible benefits to be considered with regard to cost, audit firm independence and obtaining a fresh look at the Company’s financial accounting and internal controls processes. This process was not related to the quality of services provided by the Deloitte Entities. After consideration of each of the proposals, the Audit Committee retained the Deloitte Entities as the Company’s independent registered public accounting firm and has determined to continue that retention for 2019. As a matter of good corporate governance, the Audit Committee has chosen to submit its selection to stockholders for ratification. In the event that this selection of a registered public accounting firm is not ratified by a majority of the Shares present or represented by proxy at the Annual Meeting, the Audit Committee will review its future selection of a registered public accounting firm but will retain all rights of selection.

We expect that representatives of the Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2018 and 2017 for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K, for the reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934 during those fiscal years were $440,989 and $441,395, respectively.

Audit-Related Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2018 and 2017 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $186,655 and $171,947, respectively. “Audit-Related Fees” include fees for stand-alone audits of certain subsidiaries.

Tax Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2018 and 2017 for professional services rendered for tax compliance, advice and planning were $14,840 and $14,140, respectively. “Tax Fees” include fees for tax consultations regarding return preparation and REIT tax law compliance.

All Other Fees

There were no other fees billed by Deloitte Entities for the years ended December 31, 2018 and 2017 for professional services rendered other than those described above.

Pre-approval Policies and Procedures

In May 2003, the Audit Committee established the following policies and procedures for approving all professional services rendered by the Deloitte Entities. The Audit Committee generally reviews and approves engagement letters for the services described above under “Audit Fees” before the provision of those services commences. For all other services, the Audit Committee has detailed policies and procedures pursuant to which it has pre-approved the use of the Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $50,000 on the amount of services that the Deloitte Entities can provide to the Company. Any services not specified that exceed the quarterly limit, or would cause the amount of total other services provided by the Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by the Deloitte Entities. Since the adoption of such policies and procedures, all such fees were approved by the Audit Committee in accordance therewith.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, the sections entitled “Compensation Committee Report on Executive Compensation” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be incorporated unless provided otherwise in such filing.

ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the individuals named in the attached proxy to vote said proxy in accordance with their discretion on such matters.

PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE

We have established procedures whereby shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card accompanying this Proxy Statement for specific instructions on how to authorize your proxy by any of these methods.

Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 15, 2019. Authorizing your proxy via the Internet or by telephone will not affect the right to revoke your proxy should you decide to do so.

The Internet and telephone proxy authorization procedures are designed to authenticate shareholders’ identities and to allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies that must be borne by the shareholder.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an Annual Meeting of Stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our Bylaws must be delivered to the Secretary of the Company at 888 Seventh Avenue, New York, NY 10019 between December 18, 2019 and January 17, 2020.

Stockholders interested in presenting a proposal for inclusion in the Proxy Statement for the Company’s Annual Meeting of Stockholders in 2020 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received at our office at 888 Seventh Avenue, New York, NY 10019, Attention: Secretary, not later than December 7, 2019.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Persons wishing to contact members of the Audit Committee, or otherwise contact independent members of the Board, may do so by calling (866) 233-4238. Messages will be forwarded to a member of the Audit Committee and to members of the Company’s senior management. Such messages will be forwarded on a confidential basis unless the contacting person provides a return address in his or her message. This means of contact should not be used for solicitations or communications with the Company of a general nature.

By Order of the Board of Directors,

Alan J. Rice

Secretary

April 5, 2019

It is important that proxies be returned promptly. Please authorize your proxy over the Internet, by telephone or by requesting, executing and returning a proxy card.

ANNEX A

ALEXANDER’S, INC.

CORPORATE GOVERNANCE GUIDELINES

I.      Introduction

The Board of Directors of Alexander’s, Inc. (the “Company”), has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Company’s Certificate of Incorporation and Bylaws, in each case as amended.

II.      Board Composition

The composition of the Board should balance the following goals:

•	The size of the Board should facilitate substantive discussions of the whole Board in which each Director can participate meaningfully; and

•	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

III.    Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals.

IV.    Selection of Directors

Nominations. The Board is responsible for selecting the nominees for election to the Company’s Board of Directors. The members of the Board may, in their discretion, work or otherwise consult with members of management of the Company in selecting nominees.

Criteria. The Board should select new nominees for the position of independent Director considering the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•

The fit of the individual’s skills and personality with those of other Directors and potential Directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, experience and other demographics.

Independence Standards. With regard to Directors who are to be “independent” under the Corporate Governance Rules (the “NYSE Rules”) of the New York Stock Exchange, Inc. (the “NYSE”), to qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Director has no material relationship with the Company and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence. For purposes of these standards, references to the “Company” will mean Alexander’s, Inc. and its consolidated subsidiaries.

The following relationships have been determined not to be material relationships that would categorically impair a Director’s ability to qualify as independent:

1. Payments to and from other organizations. A Director’s or his or her immediate family member’s status as executive officer or employee of an organization that has made payments to the Company, or that has received payments from the Company, not in excess of the greater of:

(i)	$1 million; or

(ii)	2% of the other organization’s consolidated gross revenues for the fiscal year in which the payments were made.

In the case where an organization has received payments that ultimately represent amounts due to the Company and such amounts are not due in respect of property or services from the Company, these payments will not be considered amounts paid to the Company for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.

2. Beneficial ownership of the Company’s equity securities. Beneficial ownership by a Director or his or her immediate family member of not more than 10% of the Company’s equity securities. A Director or his or her immediate family member’s position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than 10% of the Company’s equity securities.

3. Common ownership with the Company. Beneficial ownership by, directly or indirectly, a Director, either individually or with other Directors, of equity interests in an organization in which the Company also has an equity interest.

4. Directorships with, or beneficial ownership of, other organizations. A Director’s or his or her immediate family member’s interest in a relationship or transaction where the interest arises from either or both of:

(i)	his or her or his or her family member’s position as a director with an organization doing business with the Company; or

(ii)

his or her or his or her family member’s beneficial ownership in an organization doing business with the Company so long as the level of beneficial ownership in the organization is 25% or less, or less than the Company’s beneficial ownership in such organization, whichever is greater.

5. Affiliations with charitable organizations. The affiliation of a Director or his or her immediate family member with a charitable organization that receives contributions from the Company, or an affiliate of the Company, so long as such contributions do not exceed for a particular fiscal year the greater of:

(i)	$1 million; or

(ii)	2% of the organization’s consolidated gross revenues for that fiscal year.

6. Relationships with organizations to which the Company owes money. A Director’s or his or her immediate family member’s status as an executive officer or employee of an organization to which the Company was indebted at the end of the Company’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Company’s total consolidated assets.

7. Relationships with organizations that owe money to the Company. A Director’s or his or her immediate family member’s status as an executive officer or employee of an organization which is indebted to the Company at the end of the Company’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization’s total consolidated assets.

8. Personal indebtedness to the Company. A Director’s or his or her immediate family member’s being indebted to the Company at any time since the beginning of the Company’s most recently completed fiscal year so long as such amount does not exceed the greater of:

(i)	$1 million; or

(ii)	2% of the individual’s net worth.

9. Leasing or retaining space from the Company. The leasing or retaining of space from the Company by:

(i)	a Director;

(ii)	a Director’s immediate family member; or

(iii)	an affiliate of a Director or an affiliate of a Director’s immediate family member;

so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

10. Other relationships that do not involve more than $100,000. Any other relationship or transaction that is not covered by any of the categorical standards listed above and that does not involve payments of more than $100,000 in the most recently completed fiscal year of the Company.

11. Personal relationships with management. A personal relationship between a Director or a Director’s immediate family member with a member of the Company’s management.

12. Partnership and co-investment relationships between or among Directors. A partnership or co-investment relationship between or among a Director or a Director’s immediate family member and other members of the Company’s Board of Directors, including management Directors, so long as the existence of the relationship has been previously disclosed in the Company’s reports and/or Proxy Statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Director’s obligation to disclose the transaction or relationship to the Company, the Board of Directors or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Director qualified as independent or not, may be made by the Board. The Company shall explain in the Annual Meeting Proxy Statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.

Invitation. The invitation to join the Board should be extended by the Board itself via the Chief Executive Officer of the Company.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new Directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Company will reimburse Directors for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Company.

V.    Election Term

The Board does not believe it should establish term limits.

VI.    Retirement of Directors

The Board believes it should not establish a mandatory retirement age.

VII.    Board Meetings

The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.

The agenda for each Board meeting will be established by the Chief Executive Officer, with assistance of the Company’s Secretary and internal corporation counsel. For the purposes hereof, the terms Secretary and internal corporate counsel will include anyone who acts in such capacity. Any Board member may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Directors to make an informed judgment.

VIII.    Executive Sessions

To ensure free and open discussion and communication among the non-management Directors, the non-management Directors will meet in executive sessions periodically, with no members of management present. Non-management Directors who are not independent under the NYSE Rules may participate in these executive sessions, but independent Directors should meet separately in executive session at least once per year.

The participants in any executive sessions will select by majority vote of those attending a presiding Director for such sessions or any such session.

In order that interested parties may be able to make their concerns known to the non-management Directors, the Company shall disclose a method for such parties to communicate directly with the presiding Director or the non-management Directors as a group. For the purposes hereof, communication through a third-party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.

IX.    The Committees of the Board

The Company shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee and the Compensation Committee. Each of these committees must have a written charter satisfying the rules of the NYSE.

All Directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

Each of the Audit Committee and the Compensation Committee shall be composed of at least such number of Directors as may be required by the NYSE Rules who the Board has determined are “independent” under the NYSE Rules. Any additional qualifications for the members of each committee shall be set out in the respective committees’ charters. A Director may serve on more than one committee for which he or she qualifies.

Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.

X.    Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI.    Executive Compensation

Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Company against the Company’s goals and objectives and approves the compensation level of the CEO.

Evaluating and Approving the Compensation of Management. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.

XII.    Board Compensation

The Board should conduct a review at least once every three years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.

XIII.    Expectations of Directors

The business and affairs of the Company shall be managed under the direction of the Board in accordance with Delaware law. In performing his or her duties, the primary responsibility of a Director is to exercise his or her business judgment in the best interests of the Company. The Board has developed a number of specific expectations of Directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

Commitment and Attendance. All independent and other Directors should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.

Participation in Meetings. Each Director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a Director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

Loyalty and Ethics. In their roles as Directors, all Directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a Director.

The Company has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Directors, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with any independent member of the Board or the Company’s internal corporation counsel in the event of any concerns. The Board is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.

Other Directorships. The Company values the experience Directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a Director’s time and availability and may present conflicts or legal issues. Directors should advise the Chairman of the Board before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

Contact with Management. All Directors are invited to contact the CEO at any time to discuss any aspect of the Company’s business. Directors will also have complete access to other members of management. The Board expects that there will be frequent opportunities for Directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

Contact with Other Constituencies. It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each Director shall maintain the confidentiality of information received in connection with his or her service as a Director.

XIV.    Evaluating Board Performance

The Board, acting either as a group or through one or more designated members, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Board, acting either as a group or through one or more designated members, should periodically consider the mix of skills and experience that Directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XV.    Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

ALEXANDER’S, INC. 210 ROUTE 4 EAST PARAMUS, NJ 07652 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E69146-P17133 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ALEXANDER’S, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Steven Roth 02) Wendy Silverstein For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E69147-P17133 ALEXANDER’S, INC. This proxy is solicited on behalf of the Board of Directors For the 2019 Annual Meeting of Stockholders May 16, 2019 10:00 A.M. The undersigned stockholder, revoking all prior proxies, hereby appoints Steven Roth and Russell B. Wight, Jr., or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Alexander’s, Inc., a Delaware corporation (the “Company”), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 16, 2019 at 10:00 A.M., EDT, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. Receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2018 Annual Report is hereby acknowledged. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR, AND (2) “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Address Changes/Comments: (If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 16, 2019. ALEXANDER’S, INC. ALEXANDER’S, INC. 210 ROUTE 4 EAST PARAMUS, NJ 07652 — P17133 E69152 Meeting Information Meeting Type: Annual Meeting For holders as of: March 18, 2019 Date: May 16, 2019 Time: 10:00 AM EDT Location: Saddle Brook Marriott Interstate 80 and the Garden State Parkway Saddle Brook, NJ 07663 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See proxy the materials reverse and side voting of this instructions notice to obtain .

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Notice and Proxy Statement 2. Form 10-K How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 2, 2019 to facilitate timely delivery. How To Vote SCAN TO VIEW MATERIALS & VOTE Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. E69153-P17133

Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Steven Roth 02) Wendy Silverstein The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. E69154-P17133

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